Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. §1350
In connection with the Annual Report on Form 10-K of Sesen Bio, Inc. (the “Company”) for the fiscal year ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, that, to the best of their knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas R. Cannell
Thomas R. Cannell
President and Chief Executive Officer
(Principal Executive Officer)
Dated: March 1, 2019

/s/ Richard F. Fitzgerald
Richard F. Fitzgerald
Chief Financial Officer
(Principal Financial Officer)
Dated: March 1, 2019